Exhibit 3.7

ARTICLES OF AMENDMENT TO THE CHARTER

(For-Profit)

CORPORATE CONTROL NUMBER (IF KNOWN): 0375322

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.             PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:

Nations Title Company, Inc.

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

DG Promotions, Inc.

2.             AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

3.             PLEASE INSERT ANY CHANGES THAT APPLY:

A. PRINCIPAL ADDRESS:
B. REGISTERED AGENTS
C. REGISTERED ADDRESS:	TN
	(STREET ADDRESS)	(CITY)	(STATE)	(ZIP)
D. OTHER CHANGES:

4.             THE CORPORATION IS FOR PROFIT.

5.             THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6.             THE AMENDMENT WAS DULY ADOPTED ON July 29th, 2005 BY THE SHAREHOLDERS.

Date:	July 29, 2005

Signature:	/s/ James H. Romaker

Name:	James H. Romaker, Staff Attorney and Assistant Secretary

CHARTER

OF

NATIONS TITLE COMPANY, INC.

1.             The name of the corporation is Nations Title Company, Inc.

2.             The corporation is for profit.

3.             The duration of the corporation is perpetual.

4.             The street address and zip code of the corporation’s principal office in Tennessee will be:

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072-2170

5.             (a)                                  The name of the corporation’s registered agent is CT Corporation.

(b)                                 The street address, zip code, and county of the corporation’s registered office and registered agent in Tennessee shall be:

CT Corporation System
530 Gay Street
Knoxville, Tennessee 37902
County of Knox

6.             The corporation is organized to do any and all things and to exercise any and all power, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

7.             The maximum number of shares of stock the corporation is authorized to issue is one hundred (100) shares of common stock, no par value per share, which will be entitled to one vote per share and, upon dissolution of the corporation, shall be entitled to receive the net assets of the corporation.

8.             The shareholders of the corporation shall not have preemptive rights.

9.             All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of a Board of Directors.  A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office.  Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by the Board of Directors.

Any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

Notwithstanding any other provision of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Charter or as part of the corporation’s Bylaws inconsistent with the purpose and intent of this Article 9.

10.           To the fullest extent permitted by the Tennessee Business Corporation Act as an effect on the date hereof, and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.  If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute.  Any repeal or modification of this Article 10 by the shareholders of the corporation shall not affect adversely any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

11.           The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonable incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended.  Such indemnification may include advancement of expenses in advance of final disposition of such action, suit or proceeding, subject to the provision of any applicable statute.

The indemnification and advancement of expenses provisions of this Article 11 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the corporation’s Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance purchased by the corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity.  The corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

12.           The corporation shall hold a special meeting of shareholders only in the event of (a) a call of the Board of Directors of the corporation or the officers authorized to do so by the Bylaws of the corporation, or (b) the holders of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, which shall be held upon the call of the Board of Directors.

Notwithstanding any other provision of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the corporation’s Bylaws inconsistent with the purpose and intent of this Article 12.

13.           The name and address of the Incorporator is:

Dollar General Financial, Inc.

100 Mission Ridge

Goodlettsville, TN 37072-2170

INCORPORATOR:

DOLLAR GENERAL FINANCIAL, INC.

Signature:	/s/ Larry K. Wilcher

Name:	Larry K. Wilcher, Assistant Secretary

Date:	August 4, 1999